                                                                   Exhibit 10.10

[Note: A "[*]" indicates that material has been omitted pursuant to a request for confidential treatment and that the material has been filed separately.]

                     IBR PLANT LICENSE AGREEMENT (NEW YORK)

THIS IBR PLANT LICENSE AGREEMENT (NEW YORK) is dated for reference July 15, 2003, and is made

BETWEEN:

         INTERNATIONAL BIO RECOVERY CORPORATION, a
         British Columbia company having an office at 52 Riverside Drive, North Vancouver, British Columbia, Canada V7H 1T4

         (herein called "IBR")

AND:

         MINING ORGANICS MANAGEMENT LLC, a limited liability company organized under the laws of the Commonwealth of Massachusetts, having an office at 137 Newbury Street, Seventh Floor, Boston, Massachusetts, United States of America, 02116

         (herein called "MOM")

WHEREAS:

A. IBR is the owner of secret and proprietary technology known as the Enhanced Autogenous Thermophylic Aerobic Digestion process ("EATAD") for the construction and operation of plants for the conversion of biodegradable plant, animal and waste products, using organic food waste materials and manures as feed stock and using a bacteria culture developed by IBR to produce a solid and liquid biological fertilizer for agricultural applications. IBR also owns detailed plans for constructing and operating a facility to process commercial volumes of organic waste using the EATAD process. The technology is further described by reference to the Table of Contents in Schedule A hereto.

B. MOM wishes to obtain the right to construct and operate an IBR Plant with a Capacity of 440 tonnes per day, which IBR Plant will be constructed in the Borough of the Bronx, New York t be located as shown in Schedule B hereto (the "INITIAL IBR PLANT").


                                       -1-                         July 16, 2003

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the sum of $10.00 and other good and valuable consideration (the receipt and sufficiency of which the Parties hereto hereby acknowledge), the Parties hereby covenant and agree, each with the other, as follows:

                           ARTICLE 1 - INTERPRETATION

1.1  Definitions - In this Agreement (including the Recitals and all Schedules):

     (a) "CAPACITY" means the designed capacity of the Licensed Plant in tonnes per day of the digestors designed capacity, designed to digest 8% solid content, as such capacity is determined by IBR in accordance with its standard design criteria;

     (b) "COMPLETION OF CONSTRUCTION" means the date upon which MOM shall have demonstrated to IBR that:

          (i) all material permits and approvals for the construction and operation of the Initial IBR Plant are obtained and in good standing;

          (ii) the project engineer, retained by MOM, for the construction of the Initial IBR Plant shall have certified that the construction of the Initial IBR Plant is substantially complete in accordance with the Plans and Specifications and ready to commence operations;

          (iii) MOM has paid, except for usual holdbacks and deductions permitted under construction contracts, for all labour, services and materials forwarded to or incorporated in the Initial IBR Plant;

     (c) "CONFIDENTIAL INFORMATION" means all material, information and Documents, in whatever form provided, identified by IBR as confidential or proprietary in nature relating to IBR's business, finances, operations, strategic planning, research and development activities, forecasts, products, designs, systems, improvements, processes, firmware, technical specifications, flowcharts, logic diagrams, source code, schematics, notes, data, memoranda, know-how, purchasing, trade secrets, as well as any material and information which, from the circumstances in which they are made available to MOM, in good faith ought to be treated as confidential or proprietary, but shall not include any information that MOM can show (i) is publicly available at the time of disclosure, or becomes publicly available after disclosure, through no fault of MOM or (ii) was rightfully in MOM's possession prior to the time of disclosure and such information was not obtained in confidence or is information the parties agree need not be treated as confidential or (iii) became available to MOM for a source other than IBR or its representatives, provided that MOM has no reason to believe the source is bound by confidentiality or non-disclosure agreements with IBR or is not otherwise information which MOM is prohibited from disclosing by a legal, contractual or fiduciary obligation;

     (d)  "DISPUTED MATTER" has the meaning set forth in Schedule G;

     (e) "DOCUMENTS" means paper writings, slides and microfilm and includes mechanical means, such as disks, tapes and computer storage systems, that can be used to produce paper writings, slides or microfilm and where this Agreement calls upon documents to be destroyed, or copies thereof to be retained under supervision, such mechanical means to produce documents shall be erased or retained under supervision;

     (f) "EFFECTIVE DATE" means the date upon which the Parties have duly executed and delivered this Agreement, MOM shall have delivered an opinion of its New York counsel as to its status, powers and due authorization, execution and delivery of this Agreement and MOM shall have paid the Initial License Fee to IBR;

     (g) "EXCLUSIVE AREA" means the area within the Territory which is shown in Schedule B hereto as being the area within a 31.25 mile radius circle centered at City Hall, Downtown, New York, New York within which IBR agrees not to grant a license to a third party to operate an IBR Plant so long as this Agreement remains in force and so long as MOM is not in unremedied default hereunder except in compliance with Article 9;

     (h) "FORCE MAJEURE" means flood or other act of God, riots or instability in New York or British Columbia, or other similar circumstances beyond the reasonable control of IBR or MOM (as the case may be) which prevents a Party from fulfilling its obligations hereunder, but lack of funds or other financial difficulties shall not constitute Force Majeure;

     (i) "GOVERNMENTAL AUTHORITY" means any domestic, foreign or supranational federal, state, provincial or local court, agency, instrumentality, department, legislative body, commission, board or other administrative or governmental body and any domestic or foreign national or international self-regulatory body;

     (j) "GROSS REVENUE" means the gross amount of all revenues, receipts and income of any kind howsoever derived, directly or indirectly, from the sale or barter of Licensed Plant Product produced at the IBR Plant licensed hereunder, without any deduction for sales or marketing costs, all as determined in accordance with generally accepted accounting principles consistently applied

     (k) "IBR" means International Bio Recovery Corporation, a British Columbia company and its successors and assigns;

     (ll) "IBR EQUIPMENT" means equipment manufactured, licensed or contracted for by IBR as designated by IBR from time to time as being required or recommended in connection with the construction, operation or maintenance of an IBR Plant generally and the Licensed Plant specifically, including, without restriction, such patented and proprietary equipment licensed to IBR as is described in Schedule C hereto or otherwise as IBR may specify from time to time;

     (m)  "IBR FREE SERVICES" means the services identified in Sections 10.2 and
          10.3 hereof, which IBR provides to MOM for no salary cost;

     (n) "IBR PLANT" means a single plant to process Organic Waste using the IBR Technology and licensed by IBR to MOM;

     (o) "IBR SERVICES" means the services, excluding the IBR Free Services, which IBR has agreed, subject to MOM's compliance with this Agreement, under Article 10;

     (p) "IBR TECHNOLOGY" means IBR's secret and proprietary technology for the design, construction and operation of plants for the conversion of Organic Waste into Plant Product using the EATAD process and, except for the purposes of Section 13.2(d), includes the Technical Information, the IBR Equipment and the Plans and Specifications;

     (q)  "IBR'S COST" means:

          (i)  the aggregate of:

               (A) all out-of-pocket costs incurred by IBR, whether for equipment, labour, materials, consultants, travel, communications or otherwise;

               (B) charges for IBR's own personnel at their stated hourly charge out rates from time to time (which shall not exceed two times their actual annual cost to IBR divided by 1,500 hours per year);

               (C) all goods and services taxes, sales taxes, value added taxes or similar taxes payable by IBR in relation to the matters listed in (A) or (B) above;

               (D)  any Territory Taxes payable by IBR in connection with (A),
                    (B) or (C) above; plus

          (ii) 7 1/2% of the total of the amounts calculated under (A)&(B) above;

     (r) "IMPROVEMENT" means any enhancements to the Patents or the Technical Information, whether or not such enhancements are patentable, copyrightable or susceptible to other forms of intellectual property protection, including any modifications to the IBR Technology, or which relate in any way to the design, development, construction or operation of the IBR Plants, and includes all Intellectual Property rights in and to such enhancements;

     (s)  "INTELLECTUAL PROPERTY" means the Patents, and the Licensed Marks
          (IBR) together with all patent applications, patent rights, patentable inventions, copyrightable material, copyright registrations, copyrights, trade-marks, trade secrets, know-how, mask works, discoveries, research data, inventions, manufacturing methods, industrial designs, formulae, processes, technology, and technical information, including Confidential Information, and any rights under licenses of any of the foregoing, whether or not subject to statutory registration or protection and whether protected, created or arising under the Laws of the United States or Canada or any state or province thereof or under the Laws of any other jurisdiction;

     (t) "INDEMNIFIED PARTIES" means the subsidiaries, affiliates, directors, officers, employees, servants and agents of a Party,

     (u) "INFRINGEMENT ACTION" means a claim, action or proceeding commenced by a Person or allegation made by a Person, which inter alia, claims that the design, manufacture, use, sale, offering for sale, license or sublicense of the IBR Technology infringes on any patent or other intellectual property right of such Person or may constitute a passing off or unauthorized use of the IBR Technology, the Patents owned by IBR or licensed hereunder, or of the Licensed Marks (IBR);

     (v) "INITIAL LICENCE FEE" means the fee payable by MOM to IBR in respect of the Licensed Plant pursuant to Section 4.3. The Initial License Fee is equal to $660,000 US being the product of the 440 tonnes per day Capacity of the Licensed Plant, multiplied by $1,500 US per tonne per day of Capacity,

     (w) "INTEREST" means the rate of interest described in Section 18.3 hereof;

     (x) "LAPSE DATE" means December 31, 2005, or such later date as MOM may request and IBR in its sole discretion may in writing approve;

     (y) "LAW" means any statute, law, rule, regulation, ordinance, order, decree, action, restriction, requirement or policy of any Governmental Authority;

     (z) "LICENSE FEES" means the Initial License Fee and any fees payable by MOM under Article 9 hereof,

     (aa) "LICENSED MARKS (IBR)" means the trade-marks and trade-names which IBR will license to MOM for the purposes hereof;

     (bb) "LICENSED PLANT" means the Initial IBR Plant of the Capacity of 440 tonnes per day to be constructed and operated by MOM at the Location;

     (cc) "LICENSED PLANT PRODUCT" means the solid and liquid organic material produced by the operation of the Licensed Plant;

     (dd) "LOCATION" means the specific location as described in Schedule B where the Parties agree the Licensed Plant will be located and constructed;

     (ee) "ORGANIC WASTE" means biodegradable animal, plant or other waste products which IBR determines are suitable for the EATAD process;

     (ff) "PARTIES" means IBR and MOM, and "Party" means any either of them;

     (gg) "PATENTS" means those components of the IBR Technology consisting of the issued IBR patents and the IBR patent applications set out in Schedule D, and any future patents which IBR applies for in respect of the IBR Technology, together with any and all continuations, divisionals, continuations-in-part, or reissues of patent applications with respect thereto, and all unexpired patents issuing thereon, including reissues, and any registration or confirmation patents corresponding thereto and any counterpart foreign patents and applications, and extensions thereto, including any supplementary protection certificate or right of a similar nature;

     (hh) "PERSON" means an individual, partnership, company, corporation, trust, joint venture, unincorporated association, Governmental Authority or political subdivision thereof and any other entity that has legal capacity to own property in its own name and to sue or be sued;

     (ii) "PLANS AND SPECIFICATIONS" means all plans, specifications, methods, applications, criteria, drawings, manuals, procedures and instructions provided from time to time to MOM by IBR in whatever form;

     (jj) "PLANT PRODUCT" means the solid and liquid organic material produced by the operation of an IBR Plant generally and includes without limitation any by-products of the use or implementation of the IBR Technology;

     (kk) "ROYALTY" has the meaning set out in Article 4 hereof;

     (ll) "START-UP Date" means the date following the Completion of Construction upon which MOM commences the continuous operation of the Initial IBR Plant by the introduction of Organic Waste into the plant digesters for the purpose of the production of Plant Product from the Licensed Plant;

     (mm) "TAX" or "TAXES" means any and all taxes (including net income, gross income, franchise, value added, ad valorem, goods and services, gross receipts, capital, paid-up capital, large capital, employer health, leasing, excise, fuel, excess profits, sales, use, property (personal or real, tangible or intangible), and stamp taxes), levies, imposts, duties, charges, assessments, or withholdings of any nature whatsoever, general or special, ordinary or extraordinary, now existing or hereafter created or adopted, and any instalments in respect thereof, together with any and all penalties, fines, additions to tax and interest thereon;

     (nn) "TAX RETURN" means any return, information return, report, document, election, or filing of any nature required in connection with any Tax or by any Governmental Authority or any other taxing authority;

     (oo) "TECHNICAL INFORMATION" means those components of the IBR Technology which consist of all know-how, secret process techniques, processes, data and other information and other Intellectual Property (other than any Intellectual Property included in the Patents) which is owned by, or at the free disposal of, IBR on the date of this Agreement that is not covered by any patents or patent applications included in the Patents, but which is useful exclusively in, or relates exclusively to, the design, development, testing, registration, manufacture, use, marketing or sale of the IBR Plants save and except for Shearators(TM), all rights in respect of which are owned by Shearator Corporation; as described in Schedule J;

     (pp) "TERM" shall mean the term of this License Agreement, which shall commence on the Effective Date and terminate on the date occurring 40 years thereafter;

     (qq) "TERRITORY" means the states of New York, New Jersey, Pennsylvania and Connecticut, United States of America;

     (rr) "TERRITORY LAWS" means all applicable laws, rules, regulations, by-laws, statutes and ordinances of the Territory affecting MOM, the Licensed Plant, the Organic Waste to be delivered to the Licensed Plant or the operation thereof and the sale of the Licensed Plant Product therefrom and including those affecting the rights of IBR hereunder in respect to the foregoing;

     (ss) "TERRITORY TAXES" means all Taxes exigible or applicable to IBR or MOM in the Territory, except taxes on the net income of IBR;

     (tt) "TIPPING FEES" means the amounts, by whatever name called, paid or payable to MOM or others on behalf of MOM, directly or indirectly, as compensation for the acceptance of Organic Waste or other waste at the Licensed Plant;

     (uu) "U.S. PRIME" means the rate of interest which Bank of America National Association charges on its loans to its commercial customers in New York.

1.2 Schedules - The Schedules attached to this Agreement and listed below form an integral and inseparable part hereof and shall have the same force and effect as if the information contained therein were contained in the body of this Agreement:

Schedule   Title                               Section Reference
--------   -----                               -----------------
    A      Description of IBR Technology           Recital A

    B      Plant Location and Exclusive Area       Recital B

    C      IBR Equipment                         Section 1.1(1)

    D      Patents                              Section 1.1(ii)

    E      Infringement Provisions              Section 12.2(c)

    F      Form of Confidentiality Agreement      Section 15.5

    G      Dispute Resolution Provision            Article 20

                                ARTICLE 2 - GRANT

2.1 License - Subject to compliance by MOM with the terms hereof, IBR hereby grants to MOM an exclusive license to use the IBR Technology for the construction and operation of the Licensed Plant and to use the Patents and Licensed Marks (IBR) solely for the operation of the Licensed Plant during the Term and for no other times and for no other purposes, all in accordance with the terms and conditions of this Agreement.

2.2 Sublicensing - MOM may not sublicense any of the rights granted to it in respect of the Licensed Plant pursuant to this Agreement, without the prior written consent of IBR, which consent shall not be unreasonably withheld if the assignment is made to an entity wholly owned by MOM which is operating the Licensed Plant and which has signed an agreement with IBR agreeing to be bound by all of the terms, covenants and conditions of the Agreement.

2.3 Reservation of Rights - IBR reserves all rights not expressly granted to MOM in this Agreement, and MOM acknowledges and agrees that IBR may license other entities to construct and operate IBR Plants or to use the Licensed Marks (IBR) in any and all locations except that while this Agreement or any renewal hereof is in force, IBR will not license any third party to construct or operate an IBR Plant located in the Exclusive Area.

2.4 Territorial Restrictions - Organic Waste - MOM shall not advertise for nor contract for the supply of Organic Waste originating from a geographical location other than within the Exclusive Area.

2.5 No Use of Corporate Name - MOM shall not use the acronym or initials "IBR" or the name "International Bio Recovery" nor shall it use any of the Licensed Marks (IBR), except as specifically provided in this Agreement or as may be agreed to in writing by IBR in its sole discretion.

2.6 Use of IBR Name - MOM shall, from time to time, use and display such of the Licensed Marks (IBR) as IBR may from time to time require MOM to use such Licensed Marks with respect to the description of the IBR Technology and process.

                      ARTICLE 3 - ACKNOWLEDGEMENT OF RIGHTS

3.1  Acknowledgement of Rights - MOM acknowledges that:

     (a) IBR claims to be the sole and exclusive legal and beneficial owner of the IBR Technology;

     (b) IBR is owner or has the rights to licence the use of the official patents and applications for registration of the Patents identified in Schedule D;

     (c) IBR has published notice of the adoption of the Licensed Marks (IBR) as official marks or has applied for registration of the Licensed Marks (IBR);

     (d) nothing in this Agreement gives MOM any right, title or interest in the IBR Technology or the Licensed Marks (IBR) except the limited right of MOM, when not in default hereunder, to use the IBR Technology for the sole purpose of the construction and operation of the Licensed Plant during the Term and while MOM is not in unremedied default hereunder; and

     (e) any improvements by MOM of the IBR Technology, Patents or the Licensed Marks (IBR) enures to the benefit of IBR, but MOM shall have the right to a licence therein all as set out in Section 14.4 hereof.

3.2 No Attack - During the Term and any Renewal Term and after expiration of this Agreement or any Renewal Agreement, MOM shall not, directly or indirectly:

     (a) dispute or contest, for any reason whatsoever, IBR's ownership of the IBR Technology, the Licensed Marks (IBR) or the Patents, or the validity or enforceability of any registration of any patents or patents pending in respect of the IBR Technology or any registration of the Licensed Marks (IBR), or any publication of notice of the adoption of any of the Licensed Marks (IBR);

     (b) oppose any application for the registration of any patents now or hereafter comprising part of the IBR Technology, all of which MOM acknowledges and agrees are, as between MOM and IBR, the sole property of IBR;

     (c)  oppose any application for the registration of any Licensed Marks
          (IBR) or Patents;

     (d) interfere with the use of the IBR Technology by IBR or any of its licensees, successors or assigns;

     (e) depreciate or dilute the value of the goodwill attaching to the IBR Technology, the Patents or the Licensed Marks (IBR);

     (f) take any action or omit to take any action which would result in a breach by MOM of any of the provisions of this Agreement; or

     (g)  counsel, procure or assist anyone else to do any of the foregoing.

3.3 Ownership of Plans and Specifications - The right, title and interest (including without limitation all copyright) in and to the Plans and Specifications shall remain the exclusive property of IBR. MOM shall only use the Plans and Specifications for the construction and operation of the Licensed Plant and not otherwise. Upon the expiration or termination of the obligations of IBR under this Agreement MOM shall cease to use the Plans and Specifications and MOM shall forthwith return all copies of the Plans and Specifications to IBR.

3.4 Cooperation - MOM shall cooperate with IBR for the purposes of securing and preserving all of IBR's rights in and to the IBR Technology, Licensed Marks
     (IBR)

     Patents and the Plant Product in the Territory. The securing and preservation of such rights shall be at IBR's cost.

3.5 IBR Technology - MOM acknowledges and agrees that the IBR Technology and all processes in connection therewith including, without restriction, all information and developments in respect of all Plant Product and the Licensed Plant Product, is proprietary to IBR and IBR is and shall be entitled to all reasonable protections to ensure that the IBR Technology is protected and is not available for unauthorized use by MOM or any other person.

3.6 MOM's Intellectual Property Obligations - Without limiting the generality of this Article 3, MOM covenants with IBR to perform the following obligations:

     (a) MOM shall diligently protect all IBR Intellectual Property Rights in the Territory and ensure that its directors, officers and managers do not permit the export, disclosure or dissemination to others of the IBR Technology.

     (b) MOM shall obtain at MOM's sole cost and expense all registrations and regulatory approvals necessary to exploit the IBR Technology and the construction and operation of the Licensed Plant in the Territory. IBR agrees to assist MOM in completing all such registrations and regulatory approvals as reasonably required, at MOM's expense.

                     ARTICLE 4 - ROYALTIES AND LICENCE FEES

4.1 Royalties - MOM shall pay to IBR at all times during the Term royalties (hereinafter "ROYALTY" or "ROYALTIES") equal to 6% of Gross Revenues in the manner and as calculated under Section 4.2.

4.2 Payment of Royalties - MOM shall calculate the Royalties for the licensed Plant on a three month quarterly basis, such calculation to be completed and forwarded to IBR within 20 days of the end of each such three month quarterly period. MOM shall pay to IBR the Royalties so calculated within 30 days of the end of such three month quarterly period. All payments of Royalties hereunder shall be accompanied by MOM's statement showing details of all Gross Revenue, in such format and containing such information as is reasonably prescribed by IBR from time to time and certified by a public accountant acceptable to IBR.

4.3 Payment of Initial License Fee - MOM shall pay to IBR the $660,000 US Dollars for the Initial License Fee in full upon the execution by MOM of this Agreement.

                        ARTICLE 5 - TAXES AND WITHHOLDING

5.1 Taxes Imposed by Territory Laws - All amounts payable to IBR under or in accordance with this Agreement are exclusive of all Territory Taxes, all of which shall be paid by MOM in addition to the License Fees and Royalties and other amounts payable by MOM to IBR hereunder.

5.2 Place of Payment - All payments required to be paid to IBR will be paid in full to IBR in Vancouver, British Columbia, Canada.

5.3 No Withholding - MOM shall pay all License Fees, Royalties and other amounts payable to IBR free and clear of all offsets and deductions except for deductions IBR is required to remit under any laws of the government of Canada or any province of Canada.

                         ARTICLE 6 - TERM AND LAPSE DATE

6.1 Term - Subject to earlier termination under Sections 19.1 or 6.2, the term of this Agreement shall be for 40 years commencing on the Effective Date (the "TERM").

6.2 Lapse Date - MOM understands and agrees that if the Start-up Date does not occur prior to the Lapse Date, then subject to Force Majeure, IBR has the option to cancel this Licence Agreement by notice to MOM and upon the delivery of such notice this Agreement shall be of no further force and effect and MOM shall have no further rights hereunder.

                       ARTICLE 7 - STATEMENTS AND RECORDS

7.1 Statements / Records - MOM shall maintain full and complete records in respect of the Licensed Plant, including, without restriction, all Gross Revenue, input of Organic Waste, digestion, Tipping Fees collected, Licensed Plant Product produced and all information with respect to the production of Licensed Plant Product, all in such format and with such particulars as IBR may, from time to time reasonably request.

7.2 Quarterly Statements - MOM shall provide to IBR, within 30 days of the end of each quarter during the Term and each Renewal Term, and for two years thereafter a statement in such form as IBR may from time to time request, containing full and complete information relating to the Licensed Plant.

7.3 Access to Records - During the Term and for seven years following the termination of this Agreement, MOM shall keep at its principal place of business full, accurate and complete records and books of account relating to the operation of the Licensed Plant and the determination of all amounts payable to IBR pursuant to this Agreement, and shall make them available for inspection, examination and audit at all reasonable times by IBR or duly authorized independent accountants designated by IBR. In the event of such discrepancy, MOM shall immediately pay the unremitted royalty payments due to IBR and reimburse IBR for all of its costs, including the time spent by IBR's employees at market rates, incurred in connection with such inspections, examinations and audits.

                 ARTICLE 8 - IBR EQUIPMENT AND BACTERIA CULTURE

8.1 IBR Equipment - MOM agrees that it will purchase and use for the Licensed Plant, the Macerators and shearators as specified by or supplied-by IBR.

8.2 Pricing - All IBR Equipment shall be priced by IBR FOB Vancouver at IBR's published price list from time to time.

8.3 Other Equipment - Except for equipment which IBR specifies or as IBR may require, MOM may use any other materials or equipment which meet the performance specifications as supplied by IBR or its engineers.

8.4 Warranty - All IBR Equipment shall contain a one year parts warranty excluding those parts, as designated by IBR, that are susceptible to wear or which have a useful life of less than one year. The full limit of IBR's exposure and liability in respect of IBR Equipment will be to repair or replace any IBR Equipment which breaks down during this one year period within a reasonable time. In no event shall IBR be responsible for any other losses or damages as a result of failure of IBR Equipment and MOM hereby specifically make any and all claims to indirect or economic losses.

8.5 Non-Authorized Equipment - Should MOM elect to use equipment which is not supplied by or approved by IBR, MOM shall do so at its sole risk and IBR shall have no obligations to MOM or any other person in respect of the efficiency or operation of the Licensed Plant or the IBR Technology.

8.6 Supply of Bacteria Culture - IBR will supply, upon request by MOM forthwith after the Completion of Construction of the Initial IBR Plant, without cost, the bacteria culture which IBR then uses in the digestion of Organic Waste in IBR Plants. IBR shall provide a sufficient quantity of the bacteria culture for MOM to achieve commercial production of the Plant Product.

        ARTICLE 9 - EXPANSION OF THE LICENSED PLANT AND LICENSE FEES FOR
                                ADDITIONAL PLANTS

9.1 Right to Expand Plant Capacity - MOM, if not in default hereunder, shall have the right to expand the Capacity of the Licensed Plant on the following conditions:

     (a) MOM shall provide notice to IBR at least 45 days prior to the commencement of any expansion of its intention to expand the Capacity of the Licensed Plant;

     (b) MOM shall pay to IBR an expansion license fee per tonne of Capacity of the expansion equal to, if MOM commences the expansion prior to July 1, 2005 of $1,500 US DOLLARS per tonne per day of expanded Capacity or if MOM commences the expansion on or after July 1, 2005, then the greater of $1500 US Dollars per tonne of Capacity and IBR's then current initial license fee per tonne of Capacity (in all cases at 8% solid content) at the date of foregoing notice, as calculated by IBR, together with any additional fees then charged by IBR and applicable for the expansion of a plant licence;

     (c) The parties shall execute and deliver such modifications of this Agreement as are necessary to give effect to any increase in Capacity of the Initial IBR Plant, including without limitation providing for additional fees as contemplated herein and for revised Royalty Fees as the Parties may agree.

9.2 Demand for Additional Plants - MOM acknowledges and agrees that to the extent there is sufficient demand in the Exclusive Area for the construction of additional IBR Plants, which demand is substantiated by appropriate supply of Organic Waste at Tipping Fees which make the construction of the Additional IBR Plant "economically viable", then MOM may construct that Additional IBR Plant(s) to satisfy that demand. The determination of "economically viable" shall include the payment of license fees and royalities to IBR which are to be determined at the license fees and royalties set out in Section 9.5 and shall be determined on the basis that there will be no diminution in the supply of Organic Waste to the Initial IBR Plant. If MOM fails to commence to construct such Additional IBR Plant(s) within 180 days after notice from IBR that "economic viability" is achievable, notwithstanding anything else contained in this Agreement, IBR shall have the right to offer to any other person the right to construct and operate such additional IBR Plant.

9.3 Preconditions - It will be condition precedent to MOM's right to receive a license to build each additional IBR Plant in the Exclusive Area (an "ADDITIONAL IBR PLANT") that:

     (a) MOM is not in material default under any of its agreements with IBR, including without limitation, this Agreement;

     (b)  MOM pays an Initial License Fee calculated in accordance with Section
          9.5 of this Agreement on signing of the license agreement in respect of the Additional IBR Plant and the first additional Plant Completion Date (as defined in Section 9.5) occurs in any event, by no later than December 31, 2007, after which time if not so completed all of MOM's rights to acquire any such licence shall expire.

9.4 Decision not to Construct - If MOM does not construct an Additional IBR Plant as contemplated by Section 9.2, IBR may grant the rights to build an Additional Plant in the Exclusive Area to any other Person under the same terms and conditions for Royalties and operations as IBR offered to MOM.

9.5 Future Plant License Fees - The parties acknowledge that IBR licence fee for plant Capacity will increase due to the increased sale value of the Licensed Plant Product. IBR agrees that it will charge the following License Fees for additional IBR Plants (or for additional Plant Capacity) which MOM applies to licence under this Agreement, which License Fees shall be the amounts set out below for the periods set out below:

Period during which commencement Of    US Dollars Per Tonne
construction of the IBR Plant occurs        of Capacity
------------------------------------   --------------------
Up to earlier of December 31, 2004     $1,500 US dollars
and First Plant Completion Date        per tonne

From earlier of First Plant            $1,875 US dollars
Completion Date and January 1, 2005    per tonne
to earlier of Second Plant
Completion Date and June 30, 2006

From earlier of Second Plant           $2,345 US dollars
Completion Date and July 1, 2006 to    per tonne
earlier of Third Plant Completion
Date and December 31, 2007

From earlier of Third Plant            Maximum of $3520 and
Completion Date and January 1,         then current IBR
2008 to earlier of Fourth Plant        license fee
Completion Date and June 20, 2009

Thereafter                             Then current IBR
                                       license fee

     Where a "PLANT COMPLETION DATE", is the date of Completion of Construction of each IBR Plant or expansion of Capacity of an existing IBR Plant licensed hereunder or otherwise to MOM, other than the Initial IBR Plant. Parties also agree that to the extent that IBR awards MOM the licence to construct and operate an IBR Plant in the State of Massachusetts, United States of America, and nothing herein or in any other documents gives MOM any rights in that regard, the applicable rate for the period set out above shall apply.

                            ARTICLE 10 - IBR SERVICES

10.1 Engineering Matters

     (a) As soon as is reasonably practicable after the Effective Date, IBR shall provide to MOM the description and logic of the IBR Technology so that a qualified engineering company licensed to do business in the Territory is able to produce drawings and manuals for the construction and operation of the Licensed Plant.

     (b)  The engineering for the Licensed Plant may, at the election of MOM:

          (i)  be provided by MOM's engineers;

          (ii)  be a collaboration between MOM's engineers and IBR's engineers;
                or

          (iii) be done by IBR's engineers.

     (c) MOM shall be responsible for all payments to IBR's engineers for any services provided by them to MOM at IBR's normal charge out rates plus expenses. MOM acknowledges that advance payments will be required in such amounts as the parties may agree.

     (d) Subject to compliance by MOM with the terms hereof including, without restriction, all confidentiality requirements, IBR will authorize the IBR engineers to work with MOM.

10.2 Training - IBR shall provide training in English to personnel of MOM at the North Vancouver premises of IBR, to IBR's standard training schedule, or in such other form of training as the parties shall reasonably agree. The training shall be sufficient to render MOM fully capable of using the IBR Technology in the Licensed Plant and in the manufacture of the Product for sale in the Territory. All IBR training costs at the North Vancouver Plant shall be absorbed by IBR but all travel, transportation, lodging and meals shall be at the expense of MOM.

10.3 Supply Personnel - IBR will send one technical personnel, selected by IBR, to assist MOM in the construction and operation of the Licensed IBR Plant in the Territory, for a period of 90 consecutive days. MOM shall pay all business class transportation costs and all food, lodging and expense costs of such technician in the Territory and travelling to and from the Territory. IBR shall bear the salary costs.

10.4 Additional Services - IBR shall provide such additional technical and engineering services to MOM as the parties agree is necessary for the completion of the Licensed IBR Plant in the Territory from time to time. The cost of such Additional Services to be provided by IBR shall be borne by MOM. IBR shall also provide assistance to MOM, at its cost, for the purpose of MOM obtaining efficacy insurance.

10.5 Construction and Operation Assistance - IBR will, upon request, provide reasonable assistance to MOM in connection with the construction and operation of the Licensed Plant and IBR will be paid therefore the amounts referred to in Article 10.6(b) hereof.

10.6 Payment for IBR Services - MOM shall pay to IBR for assistance and services performed by IBR as follows:

     (a)  for IBR Free Services, no charge; and

     (b)  for the IBR Services, IBR's Cost as advised by IBR from time to time.

                             ARTICLE 11 - STANDARDS

11.1 Operating Standards and Quality Control - IBR and MOM acknowledge that the reputation and goodwill of IBR, the IBR Technology and Plant Product are further developed and enhanced by the successful commercial operation of IBR Plants, the production and sale of uniformly high quality Plant Product, and the satisfaction of customers who purchase such Plant Product. The uniformity of such high quality Plant Product is essential to the goodwill, success and public acceptance of IBR Technology and Plant Product. IBR and MOM acknowledge that, to foster and preserve such reputation and goodwill, it is necessary that any IBR Plant built and Plant Products produced by MOM be built or produced in a quality consistent with IBR's Plans and Specifications. Therefore, IBR and MOM agree as follows:

     (a) MOM shall comply with IBR's technical specifications such that the Licensed Plant is built and Plant Products are produced in accordance with IBR's Plans and Specifications and other technical specifications, as they exist from time to time;

     (b) MOM shall implement and adhere to the quality control procedures and systems established by IBR as may be updated or adjusted by IBR from time to time. MOM shall immediately rectify any deficiencies in the production or distribution procedures of MOM identified by IBR and reports to MOM.

     (c) MOM shall from time to time at IBR's request provide IBR with samples of the Licensed Plant Product for quality control and growing trial purposes.

11.2 Construction of the Licensed Plant - MOM shall construct the Licensed Plant strictly in accordance with the Plans and Specifications and in accordance with all applicable Territory Laws. MOM shall ensure compliance with the Plans and Specifications is consistent with and in compliance with Territory Laws.

11.3 Commencement of Construction - MOM shall commence construction of the Licensed Plant as soon as practicable after the Effective Date and in any event within 240 days of the Effective Date and shall diligently pursue the construction thereof until the Licensed Plant is complete and fully operational, subject only to Force Majeure.

11.4 Operation of the Licensed Plant - Subject only to Force Majeure, MOM shall, from the date the Licensed Plant is operational, continuously operate the Licensed Plant at full Capacity throughout the whole of the Term, subject to the availability of Organic Waste and so long as no event of Force Majeure in respect of MOM exists and is continuing.

11.5 Inspections - MOM shall permit IBR or its authorized representatives to inspect the Licensed Plant and to view and observe the operations of the Licensed Plant during business hours and upon reasonable notice (which shall be deemed to be a minimum of 72 hours).

11.6 Plant, Storage and Distribution - MOM shall ensure that the Licensed Plant, the storage and distribution of Organic Waste, and all activities affecting the production, storage and sale of Licensed Plant Product are undertaken in accordance with all applicable Territory

     Laws. IBR shall be entitled to inspect the Licensed Plant in order to ensure that these requirements are maintained, and MOM shall correct deficiencies identified during those inspections within such reasonable time period as IBR may specify.

11.7 Packaging and Delivery Standards - MOM shall comply with IBR's packaging and delivery standards and specifications contained in IBR's Plans and Specifications from time to time, to ensure that the Licensed Plant Products are delivered to MOM's customers in a condition consistent with IBR's standards. MOM shall submit to IBR, in advance of any use by MOM, samples of all packaging to be used in the sale and distribution of the Licensed Plant Products.

                      ARTICLE 12 - PATENTS AND INFRINGEMENT

12.1 Patent Applications

     (a) IBR shall be responsible for filing, prosecuting, and maintaining in force any and all patents and applications for patents relating to any element of the IBR Technology falling within the Patents (and filing such other applications or other documents as it considers may be reasonably necessary or appropriate to create, preserve or enforce any other Intellectual Property licensed pursuant to this Agreement). All patent and other applications filed or maintained in the Territory shall be filed and maintained in the name of IBR, at the cost of IBR.

     (b) MOM hereby agrees that it will not at any time during or after the termination of this Agreement directly or indirectly challenge, or assist any Person in challenging nor permit any sublicense to challenge, any Patent or other Intellectual Property of IBR.

     (c) IBR shall own and have carriage of applications and registrations for Intellectual Property Rights for IBR Technology and Improvements by IBR, including with respect to the preparation, filing, prosecution and maintenance of patent applications. IBR shall grant a perpetual and royalty free license to MOM for the use of the Improvements on the terms of this Agreement.

     (d) Each Party shall cooperate with the other Party fully in the preparation, filing, prosecution and maintenance of any applications and registrations for rights to Intellectual Property under Section
          12.1 hereof, including executing all papers and instruments required in order to enable IBR to apply for, to prosecute and to maintain applications and registrations in any country. Each Party shall provide to the other prompt notice as to all matters which come to its attention and which may affect the preparation, filing, prosecution or maintenance of any such applications or registrations, and shall at all times keep the other fully and promptly informed of all developments in the preparation, filing, prosecution and maintenance of any such applications or registrations.

12.2 Enforcement:

     (a) MOM shall promptly advise IBR in writing of any Infringement Action which comes to its attention;

     (b) IBR may take any action in its own name to prevent or enjoin any such act, but shall have no obligation to take any action;

     (c) The Parties agree to abide by the provisions of Schedule E hereto in respect of all Infringement Actions;

     (d) IBR may settle any dispute relating to an Infringement Action without notice or compensation to MOM, and the proceeds of any settlement or proceeding shall be paid to IBR from which IBR will reimburse those monies spent by MOM.

12.3 Defence - IBR shall, in its discretion, be entitled to defend or take steps to settle any such claim, action or proceeding, but shall have no obligation to do so. MOM will provide all reasonable assistance, execute any document necessary, and provide any evidence and available information to IBR. If IBR chooses not to defend such claim, action or proceeding, MOM may do so at its expense and shall keep IBR fully apprised of all major steps in the litigation. MOM may not settle any such claim, action or proceeding without the consent of IBR.

                   ARTICLE 13 - REPRESENTATIONS AND WARRANTIES

13.1 MOM represents and warrants to IBR as follows and acknowledges that IBR is relying on such representations and warranties to enter this Agreement:

     (a) MOM is duly organized and validly existing under the laws of the Commonwealth of Massachusetts and is authorized to conduct business and has the required licences to conduct business in the Territory with the requisite power and capacity to enter this Agreement;

     (b) neither the entering of this Agreement nor the performance by MOM of its obligations under this Agreement will result in the violation of:

          (i)  any of the provisions of MOM's organization documents or bylaws,

          (ii) any contract to which MOM is a party or by which MOM is bound, or

          (iii) any laws of any jurisdiction to which MOM is subject; and

     (c) MOM has, and will at all times during the Term have, the legal capacity to perform its obligations under this Agreement

13.2 IBR represents and warrants to MOM as follows and acknowledges that MOM is relying on such representations and warranties to enter this Agreement:

     (a) IBR is duly incorporated, organized and validly subsisting under the laws of the British Columbia with the requisite power and capacity to enter this Agreement;

     (b) neither the entering of this Agreement nor the performance by the IBR of its obligations under this Agreement will result in the violation of:

          (i) any of the provisions of the IBR's constating documents or bylaws;

          (ii) any contracts to which IBR is a party or by which IBR is bound, or

          (iii) any laws of any jurisdiction to which IBR is subject; and

     (c) IBR has, and will at all times during the Term have, the legal capacity to perform its obligations under this Agreement;

     (d) IBR is the sole and exclusive legal and beneficial owner of the IBR Technology and has the rights to licence the IBR Technology in the Territory and that fee grant of the rights herein to MOM are free and clear of any liens, security interests or competing claims of which IBR is aware;

     (e) none of the Patents, Licensed Marks, or the IBR Technology infringe any proprietary right of any other person of which IBR is aware: and,

     (f) the IBR Technology is sufficient to operate an IBR Plant to the performance levels set out in the documents referred to in Schedule A hereto.

                ARTICLE 14 - UPGRADES OF INFORMATION/IMPROVEMENTS

14.1 Additional Information - IBR - IBR will provide to MOM such additional information as IBR may obtain over the years as a result of on going research conducted by IBR in the improvement of the IBR Technology. This information will be provided at no cost unless special equipment or services are required in which case the special equipment or services shall be provided at the prices charged from time to time by IBR to other licensees FOB Vancouver, British Columbia.

14.2 Additional Information - MOM - MOM agrees with IBR that MOM shall communicate in writing to IBR any and all modifications, adaptations, changes or improvements to the IBR Technology which may be introduced from time to time at the Licensed Plant and results of any growing trials using the Plant Product, whether conducted by MOM or any other Person under its control and to which MOM is entitled to the results.

14.3 Disclosure of Improvements - Each party agrees to promptly disclose to the other party any and all developments or improvements of the IBR Technology (whether or not patentable) and of the enhancements or improvements to the IBR Technology that it may develop or acquire during the term of this Agreement to the extent that such disclosure is not restricted or prohibited by law, by any undertaking given to, or any condition, restriction or restraint imposed by third parties, or by considerations relating to the validity of any patent in respect of which application is about to be made.

14.4 Ownership of Improvements - MOM agrees with IBR that any and all modifications, adaptations, changes and improvements introduced by MOM or its sub-licensees in respect of the IBR Technology shall forthwith become part of the IBR Technology and shall be the sole and exclusive property of IBR. IBR covenants and agrees to license to MOM the use of this enhanced IBR Technology at no cost to MOM.

14.5 Assignment of MOM's Rights - MOM hereby irrevocably and unconditionally assigns to IBR and agrees to communicate to IBR any and all new information or discoveries which MOM or its sub-licensees may discover in respect of the IBR Technology. MOM covenants and agrees to communicate to IBR any and all modifications, adaptations, changes or improvements to the IBR Technology or the Plant Product which may be introduced from time to time at the Licensed Plant.

14.6 Feed-back Licence - All developments or improvements of the IBR Technology developed by or famished by MOM and/or its sub-licensees to IBR shall be owned by IBR, and to perfect such ownership interest, MOM shall create all necessary transfers thereof to IBR. MOM shall have the royalty-free perpetual licence to use any Improvements to the IBR Technology developed by MOM in the design, construction, and operation IBR plants and exclusive royalty-free licence in manufacturing the Products solely within the Exclusive Area for the Licensed Plant on the terms of this Agreement.

              ARTICLE 15 - CONFIDENTIAL INFORMATION AND AGREEMENTS

15.1 Confidential Information - MOM acknowledges that this Agreement and the Confidential Information provided by IBR to MOM pursuant to or in connection with this Agreement or the IBR Technology comprises secret proprietary information, supplied in confidence, disclosure of which could reasonably be expected to prejudice significantly the competitive position or interfere significantly with the contractual or other negotiations of IBR, affect IBR's rights in respect of the IBR Technology, the Patents and in the Licensed Marks (IBR), or result in undue loss to IBR or undue gain to MOM. Accordingly, MOM shall keep confidential all such information of IBR and MOM may only make such information available to MOM's employees and consultants as are required to have access to the same in order for MOM to adequately use such information for the purposes for which it was furnished, and each of whom have first executed and MOM has delivered to IBR, Confidentiality Agreements.

15.2 Proprietary Information - The parties contemplate that IBR and MOM (each herein being a "RECEIVING PARTY") may from time to time in the performance of this Agreement disclose to each other certain Confidential Information, including the Technical Information, and other know-how, techniques and processes, and trade secrets. All such Confidential Information, know-how, techniques, processes and trade secrets shall remain proprietary to the disclosing party, as the case may be, subject, in the case of Confidential

     Information that constitutes Technical Information, to the rights granted to IBR under Section 16.1 and the other provisions of this Agreement.

15.3 Strict Confidence - Each Party agrees that all Confidential Information shall be received in strict confidence, shall be used and copied only for purposes of and in accordance with this Agreement, and that no Confidential Information shall be disclosed by the recipient to a non-Party, or to any Person other than a Representative of any such Party, and only on a need to know basis, without the prior written consent of the Party that owns or has disclosed such Confidential Information, except as may be required by reason of legal, accounting or regulatory requirements beyond the reasonable control of the Receiving Party.

15.4 Protection of Confidential Information - Each Party shall take no less than such actions to protect the Confidential Information received by it as it takes with respect to the protection of its own confidential and proprietary information. At a minimum, each Party shall take all appropriate steps to advise its employees, agents, sub-licensees and Representatives of the confidential nature of any Confidential Information received from any other Party and ensure that they abide by the restrictions in this Article 16 on its use, reproduction and disclosure.

15.5 Agreements - MOM shall upon request, execute and deliver to IBR confidentiality agreements in the form attached as Schedule F hereto with such changes as IBR may from time to time reasonably require (the "CONFIDENTIALITY AGREEMENTS") both from itself and any and all of such of its directors, officers, employees and consultants who may, at any time during the Term, obtain access to any information concerning the IBR Technology.

15.6 Injunctive Relief - The Parties agree that monetary damages would not be an adequate or sufficient remedy for a breach by any Party of the provisions of this Article 15 and that any non-breaching Party would be entitled to injunctive relief in the event of any such breach.

15.7 Disclosure of Confidential Information - In the event that any Receiving Party (as defined in Section 15.2) or its Representatives is required by law or policy or requested by legal process or a regulatory authority to disclose any Confidential Information, the Receiving Party will provide to the Disclosing Party prompt notice of such requirement or request so that the Disclosing Party may seek an appropriate protective order or waive compliance with the provisions of this requirement. If, in the absence of both a protective order and a waiver by the Disclosing Party, the Receiving Party or its Representatives in the reasonable opinion of its legal counsel is required by law or applicable regulatory policy to disclose any Confidential Information or stands liable for contempt or to suffer other censure or penalty if disclosure is not made, the Receiving Party or such Representatives may, without liability hereunder, disclose that portion of the Confidential Information, but only that portion, that the Receiving Party or such Representatives is so required to disclose.

15.8 Return of Confidential Information - Upon the expiration or earlier termination of this Agreement, the Receiving Party shall return to the Disclosing Party all documents furnished to the Receiving Party by the Disclosing Party or its Representatives constituting Confidential Information, without retaining copies thereof; and destroy all copies of all documents prepared by or on behalf of the Receiving Party or its Representatives containing Confidential Information, other than any documents so prepared by agents, financial and professional advisers of the Receiving Party and legal counsel and advisers to any of them (the "PROFESSIONAL REPRESENTATIVES") as to which such counsel determine, acting reasonably, that the destruction of such documents would be contrary to the best interests of the Professional Representatives; for this purpose, the prospective loss of business advantage through access to the Information shall not be a basis for the determination that destruction would be contrary to the best interests of the Professional Representatives. Documents which such counsel determine need not be destroyed and all copies thereof, shall be collected and maintained under the control of such counsel or a custodian chosen by such counsel and accepted by the parties hereto, who will allow access thereto only for the valid purposes consistent with this Agreement

15.9 Survival of Obligations - The obligations of each Party under this Article 15 shall survive termination of this Agreement.

                   ARTICLE 16 - INDEMNIFICATION AND INSURANCE

16.1 Indemnification- Each Party shall indemnify and hold harmless the other Party and the Indemnified Parties against any and all claims, suits, actions, losses or damages which they may suffer or incur in connection with any claim arising out of, as a result of, or relating in any manner whatsoever to a breach by a Party of any covenant, representation or warranty hereunder.

16.2 Insurance Policies - Throughout the Term and for two years thereafter, MOM shall maintain:

     (a) usual and customary comprehensive general liability insurance, including product liability insurance and business interruption insurance for 12 months;

     (b)  fire insurance for the full replacement cost of the Licensed Plant;
          and

     MOM shall obtain IBR's prior written approval of its insurance policies, which approval shall not be unreasonably withheld, prior to commencing MOM's activities pursuant to this Agreement. The insurance policies required hereby shall be written by responsible and recognized insurers qualified to do business in the Territory, shall name IBR as an additional insured, and shall provide that IBR receive 30 days' written notice prior to termination, expiration or cancellation of the policy or policies or any material change thereto.

16.3 Insurance Certificate - Prior to MOM commencing activity pursuant to this Agreement, and prior to the expiry of any insurance policy required hereby, MOM shall deliver to

     IBR a copy or certificate or other acceptable proof of such insurance policy or policies. At its option, IBR may require an increase, on two months' notice to MOM, of the minimum amount of liability insurance and the maximum deductible limits and may require different or additional kinds of insurance to reflect changes in insurance standards, normal business practices, higher court awards and other relevant circumstances.

16.4 IBR's Right to Obtain Coverage - If MOM at any time fails or refuses to maintain in effect any business interruption insurance coverage required by this Agreement or to furnish satisfactory evidence thereof, IBR at its exclusive option and in addition to its other rights and remedies hereunder may, but need not, obtain such insurance coverage on behalf of MOM, at the cost of MOM, and MOM shall promptly execute any documents required to obtain any such insurance and pay to IBR on demand any costs incurred and premiums paid by IBR.

                       ARTICLE 17 - INTENTIONALLY DELETED

                       ARTICLE 18 - CURRENCY AND INTEREST

18.1 Currency - Unless otherwise specified herein, all references to dollars shall be United States dollars.

18.2 Payment of Interest - The MOM covenants and agrees to pay to IBR Interest from the due date until the day of payment on all amounts not paid to IBR as and when required to be paid as provided in this Agreement.

18.3 Highest Lawful Rate - The Parties agree that it is their wish and agreement not to charge a rate of interest which exceeds the maximum legal rate of interest chargeable under Territory Laws and accordingly, the rate of Interest payable hereunder shall be equal to the lesser of:

     (a) U.S. Prime plus 5% per annum, calculated and compounded monthly not in advance; and

     (b) the maximum legal rate of interest per annum, calculated and compounded monthly not in advance permitted under the Territory Laws.

                            ARTICLE 19 - TERMINATION

19.1 Termination Upon Notice - IBR may terminate this Agreement forthwith upon written notice to MOM if:

     (a) MOM is in breach of any of its obligations under this Agreement and fails to cure such breach within 30 days after written notice thereof from IBR to MOM or if the breach would require more than 30 days to cure, then if MOM fails to commence to cure the breach and diligently pursues the curing until the breach is cured;

     (b) If MOM is in breach of any of its representations and warranties under this Agreement;

     (c) MOM is unable to pay its debts when due or is insolvent, is ordered or adjudged to be bankrupt, is dissolved, liquidated or wound up.

19.2 Consequences of Termination or Expiration - In the event of the termination of this Agreement, MOM shall have no further rights to the IBR Technology. Upon termination or expiration of this Agreement, MOM shall:

     (a)  cease using the IBR Technology, the Patents or the Licensed Marks
          (IBR);

     (b) at IBR's option and at MOM's expense, deliver to IBR all materials supplied by IBR including the Plans and Specifications in respect of the IBR Technology or the Licensed Marks (IBR) which are in MOM's possession or control;

     (c) refrain from stating or implying that MOM or the Licensed Plant is licensed by IBR; and

     (d)  immediately pay all monies due to IBR.

19.3 Entry and Removal - In the event IBR terminates the rights of MOM under this Agreement, IBR shall have the right to enter the Licensed Plant during normal business hours and remove all IBR Equipment, the Plans and Specifications, signage, stationery and other materials referring to IBR.

19.4 Continuation of Obligations - At all times during the Term, both Parties shall in all respect be bound by the terms of this Agreement, and termination of this Agreement shall not relieve either Party of obligations that shall have accrued under this Agreement to the date of termination.

19.5 Survival of Covenants - Notwithstanding the expiration or termination of this Agreement for any reason whatsoever, all covenants and agreements to be performed or observed by MOM under this Agreement or which by their nature survive the expiration or termination of this Agreement shall survive any such expiration or termination.

                         ARTICLE 20 - DISPUTE RESOLUTION

Except for IBR's rights under Article 19, the Parties agree that during the term of this Agreement, each of them shall make bona fide efforts to resolve any dispute, disagreement, claim or controversy by amicable negotiations, and failing agreement or resolution within 10 days of the commencement of the dispute, disagreement, claim or controversy in accordance with the dispute resolution mechanism of Schedule G hereto.

                       ARTICLE 21 - INTENTIONALLY DELETED

         ARTICLE 22 - APPLICABLE LAW, JURISDICTION AND ENGLISH LANGUAGE

22.1 Applicable Law - This Agreement shall be governed by and construed and enforced in accordance with the laws of British Columbia, and the laws of Canada applicable therein, without giving effect to the conflict of laws rules thereof. The Parties hereby agree that the International Sale of Goods Act does not apply to this Agreement.

22.2 Jurisdiction - Legal proceedings commenced by any Party arising hereunder shall be brought exclusively in the courts sitting in the City of Vancouver, Province of British Columbia. Each Party irrevocably and unconditionally submits to the jurisdiction of such courts and agrees to take any and all future action necessary to submit to the jurisdiction of such courts. Each Party irrevocably waives any objection that it now has or hereafter may have to the laying of venue of any suit, action or proceeding brought in any such court and further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment against any Party in any such suit shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any indebtedness or liability of such Party, or by appropriate proceedings under any applicable treaty or otherwise.

22.3 English Language - All communications between IBR and MOM, both incoming and outgoing, will be in the English language. This includes all letters, faxes, e-mails, telephone calls, reports, plans, drawings, studies and other communications whatsoever. It will be the sole responsibility of MOM and the Indemnifier and their respective directors, officers, servants and agents to undertake any and all necessary translations and to arrange for any workers, consultants or others who are not conversant in the English language to receive documents in languages they can understand. The sole responsibility of IBR will be to provide information in English. IBR shall have no obligation, moral or legal, to take notice of or respond to any communication which is not in the English language.

                               ARTICLE 23 - NOTICE

23.1 Notice - Any and all notices required or permitted to be given hereunder shall be in writing and may be delivered by personal delivery or registered mail to the parties at the addresses set out below or transmitted by facsimile to the facsimile numbers set out below and each notice shall only be effective when actually received provided that if receipt is on a non-business day in the location of receipt, receipt will be deemed to have occurred at 9:00 a.m. on the next succeeding business day at that location.

          If to IBR:

               International Bio Recovery Corporation
               52 Riverside Drive
               North Vancouver, British Columbia
               Canada V7H 1T4

               Attention: The President
               Facsimile No.: (604)924-1043

          with a copy to:

               Borden Ladner Gervais, LLP
               1200 Waterfront Centre
               200 Burrard Street
               Vancouver, British Columbia
               Canada V6X 1T2

               Attention: Mr. Ron L. Bozzer
               Facsimile No.: (604) 622-5834

          If to MOM:

               New York Bio-Recovery Corp.
               173 North Adams Street
               Manchester, New Hampshire
               U.S.A, 03104

               Attention: John Tucker
               Facsimile No.: 617-303-0103

          with a copy to:

               ECAP
               137 Newbury Street
               Seventh Floor
               Boston, Massachusetts
               U.S.A., 02116

               Attention: Bill Gildea
               Facsimile No.: 508-559-5066

23.2 Changes - Any party may change its address for receiving notice by giving notice thereof as provided in Section 23.1.

                           ARTICLE 24 - MISCELLANEOUS

24.1 Enforceability - If any provision of this Agreement is determined to be invalid, illegal or unenforceable as written, such provision shall be severed from this Agreement and the remainder of this Agreement shall be construed as if such invalid provision or part had been deleted from this Agreement and the remainder shall be enforced to the maximum extent permitted by applicable law.

24.2 Successors and Assigns - This Agreement shall enure to the benefit of and be binding upon the successors and permitted assigns of each party hereto.

24.3 Change of Control - Any change of control of MOM shall be deemed to be an assignment and the prior written consent thereto of IBR is required.

24.4 Force Majeure - If either party is unable to carry out its obligations under this Agreement for reasons of Force Majeure, that party shall give written notice and particulars immediately to the other party, and shall remedy the problem as soon as possible. The obligations of both Parties shall be suspended during the continuance of the Force Majeure.

24.5 Relationship of the Parties - The relationship between the parties is that of independent contractors. Nothing contained in this Agreement shall be deemed to create between the parties a partnership, association, joint venture or agency relationship of any kind and the parties specifically reject the creation of any such relationship.

24.6 Entire Agreement - This Agreement constitutes the entire agreement and understanding of the parties relating to the subject matter herein contained (except as to any obligation to sell the production from the Initial IBR Plant) and merges all prior and contemporaneous understandings, discussions, negotiations, commitments, representations, warranties and agreements, written or oral, express or implied, between them. None of the parties shall be bound by any definition, condition, warranty or representation relating to the subject matter herein contained other than as expressly stated in this Agreement.

24.7 Amendments - This Agreement may be amended, modified, released, discharged or abandoned only by an instrument executed by the duly authorized officers of the Parties.

24.8 No Contra Proferenturn Provision - This Agreement has been negotiated and approved by counsel on behalf of each of the Parties and, notwithstanding any rule or maxim of construction to the contrary, any ambiguity or uncertainty shall not be construed against a Party by reason of the authorship of any of the provisions hereof.

24.9 Time of the Essence - Time shall be of the essence in this Agreement.

24.10 Non-Assignment - No assignment by MOM, even if permitted, will relieve the assignor of its obligations hereunder. MOM may not assign this Agreement or sublet or assign any of its rights hereunder, in whole or in part, without the prior written consent of IBR, which consent may be arbitrarily withheld.

24.11 Further Assurances - The parties shall execute, acknowledge and deliver all such further assurances, instruments and documents and do all such other acts as may be necessary or appropriate in order to carry out the intent and purposes of this Agreement.

24.12 Signature by Facsimile and Counterparts - This Agreement may be signal by facsimile and in any number of counterparts, each of which when delivered shall be deemed to be an original and all of which together shall constitute one original document.

IN WITNESS WHEREOF THE PARTIES HAVE EXECUTED THIS LICENSE AGREEMENT THE DAY AND YEAR FIRST ABOVE WRITTEN.

The Common Seal of                  )
INTERNATIONAL BIO RECOVERY          )
CORPORATION was hereunto duly       )
affixed in the presence of:         )   (C/S)
                                    )
                                    )
/s/ Ben Van Dijk                    )
----------------------------------- )
Ben Van Dijk, Chairman of the Board )
                                    )
                                    )
/s/ Elmer Friesen                   )
----------------------------------- )
Elmer Friesen, President & CEO      )


The Common Seal of                  )
MINING ORGANICS                     )
MANAGEMENT LLC was hereunto         )
duly affixed in the presence of:    )   (C/S)
                                    )
                                    )
/s/ John Tucker                     )
----------------------------------- )
John Tucker                         )
                                    )
                                    )
/s/ Bill Gildea                     )
------------------------------------)
Bill Gildea

NOTE: THE EXECUTION BY ALL THE PARTIES IS TO BE NOTARIZED.

                                   SCHEDULE A

               TABLE OF CONTENTS TO DESCRIPTION OF IBR TECHNOLOGY

                                   (RECITAL A)



                                      [*]



                                       A-l

                                      [*]

                                   SCHEDULE B

                                 PLANT LOCATION

                                   (RECITAL B)

                               AND EXCLUSIVE AREA

                                 SECTION 1.1(H)

The Exclusive Area will be defined by a 31.25 mile radius circle, centered at New York

                                      (MAP)

City Hall, downtown New York City.

                                   SCHEDULE C

                                (SECTION 1.1(I))

                                 IBR EQUIPMENT

                                      [*]

                                   SCHEDULE D

                                     PATENTS

                                (SECTION 1.1(II))

                              COUNTRY/                 APPLN. NO./       PATENT NO./
                             CASE TYPE       STATUS    APPLN. DATE       PATENT DATE
                          ---------------   -------   --------------   --------------
Bernhard Van Dyk           United States    Granted     08/532,493      5,660,766
Inventor(s): VAN DYK,     Ordinary Filing             Sept. 22, 1995    Aug. 26, 1977
Bernhard
AERATOR/SHEARATOR

Bernhard Van Dyk               Patent       Pending     CA96/00628
Inventor(s): VAN DYK,       Cooperation               Sept. 23, 1996
Bernhard                       Treaty
SUBMERSIBLE MIXING        Ordinary Filing
IMPELLER

Bernhard Van Dyk           United States    Pending     09/043,328
Inventor(s): VAN DYK,     Continuation in             Sept. 23, 1996
Bernhard                        Part
SUBMERSIBLE MIXING
IMPELLER

Bernhard Van Dyk               Canada       Pending     2,232,581
Inventor(s): VAN DYK,          Patent                 Sept. 23, 1996
Bernhard                    Cooperation
SUBMERSIBLE MIXING             Treaty
IMPELLER

Bernhard Van Dyk             Australia      Granted      69812/96         708143
Inventor(s): VAN DYK,          Patent                 Sept. 23, 1996    Nov. 11, 1999
Bernhard                    Cooperation
SUBMERSIBLE MIXING             Treaty
IMPELLER

                              COUNTRY/                  APPLN. NO./      PATENT NO./
                             CASE TYPE       STATUS     APPLN. DATE      PATENT DATE
                          ---------------   -------   --------------   --------------
Bernhard Van Dyk          European Patent   Granted     96930921.0         0853594
Inventor(s): VAN DYK,          Office                 Sept. 23, 1996    May 31, 2000
Bernhard                  European Patent
SUBMERSIBLE MIXING          Application
IMPELLER

Bernhard Van Dyk           United States    Granted     09/043,328        6,126,150
Inventor(s): VAN DYK,       Continuation              Sept. 23, 1996    Oct. 3, 2000
Bernhard
SUBMERSIBLE MIXING
IMPELLER

Bernhard Van Dyk              Germany       Granted     96930921.0       DE69608694
Inventor(s): VAN DYK,         European                Sept. 23, 1996    May 31, 2000
Bernhard                       Patent
SUBMERSIBLE MIXING          Application
IMPELLER

Bernhard Van Dyk               France       Granted     96930921.0        0853594
Inventor(s): VAN DYK,         European                Sept. 23, 1996    May 31, 2000
Bernhard                       Patent
SUBMERSIBLE MIXING          Application
IMPELLER

Bernhard Van Dyk           United Kingdom   Granted     96930921.0         0853594
Inventors): VAN DYK,          European                Sept. 23, 1996    May 31, 2000
Bernhard                       Patent
SUBMERSIBLE MIXING          Application
IMPELLER

Bernhard Van Dyk               Sweden       General     96930921.0        0853594
Inventor(s): VAN DYK,         European                Sept. 23, 1996    May 31, 2000
Bernhard                       Patent
SUBMERSIBLE MIXING          Application
IMPELLER

Bernhard Van Dyk               Canada       Pending     2,321,404
Inventor(s): VAN DYK,         Ordinary                Sept. 29, 2000
Bernhard                       Filing
AIR FILTER SYSTEM

                              COUNTRY/                  APPLN. NO./     PATENT NO./
                             CASE TYPE       STATUS     APPLN. DATE     PATENT DATE
                          ---------------   -------   --------------   -------------
Gerard Van Dyk                 Canada       Pending     2,327,150
Inventor(s): VAN DYK,     Ordinary Filing              Nov. 29, 2000
Gerard
APPARTUS FOR MIXING AND
AERATING LIQUID-SOLID
SLURRIES

Gerard Van Dyk                 Patent       Pending     CAOO/01432
Inventor(s): VAN DYK,       Cooperation                Nov. 29, 2000
Gerard                         Treaty
APPARTUS FOR MIXING AND   Ordinary Filing
AERATING LIQUID-SOLID
SLURRIES

Gerard Van Dijk            United States    Granted     09/949,152     US6,557,835B2
Inventor(s): VAN DIJK,    Continuation in              Sept. 7, 2001     May 6, 2003
Gerard                          Part
APPARTUS FOR MIXING AND
AERATING LIQUID-SOLID
SLURRIES

International                  Patent       Pending     CA01/01384
Bio-Recovery Corp.          Cooperation               Sept. 28, 2001
Inventor(s): VAN DYK,          Treaty
Bernhard                  Ordinary Filing
AIR FILTER SYSTEM

                                   SCHEDULE E

                  PROCEDURE IN RESPECT OF INFRINGEMENT ACTIONS

                                (SECTION 14.2(C))

1.   Infringement Actions

     (a) The Parties agree as follows with respect to defending Infringement Actions involving infringement claims by or against third parties:

          (i) IBR shall have conduct and bear the cost of the defence for Actions threatened or instituted against MOM, IBR or any of its Affiliates or Representatives in the Territory in which it is claimed that the manufacture, use, of (or other licensed activity with respect to) any of the IBR Technology by MOM, or the use by MOM of any of the IBR Technology in connection with the design or assembly of IBR Plants or the manufacture, use, sale, offering for sale, importation, distribution of the Plant Product by MOM in accordance herewith infringes any patent or other Intellectual Property of a third party.

          (ii) Upon assumption of the conduct of the defence of an Infringement Action IBR shall promptly provide to MOM copies of all pleadings, applications, affidavits, settlement offers and other material filed in court or provided to it relating to such Infringement Action, unless, in the reasonably held view of counsel for IBR, circulation of such material may be prejudicial to the interests of the Parties.

          (iii) MOM may not settle or compromise any such Infringement Action nor consent to any injunction unless MOM has the prior written consent of IBR, which consent shall not be unreasonably withheld or delayed by IBR, unless the settlement or compromise is of a payment of money only and does not detrimentally affect the IBR Technology nor IBR.

          (iv) MOM shall be entitled to recover its direct costs and expenses from any Recoveries, and MOM shall forward the balance of Recoveries to IBR.

          (v) Notwithstanding anything to the contrary contained in this Agreement, should MOM's exercise of its rights to the IBR Technology be determined by a court of competent jurisdiction in an Infringement Action to have infringed any third party Intellectual Property, IBR may terminate this Agreement upon 30 days written notice to MOM PROVIDED that if during such period of 30 days MOM procures the right from such third party to continue to exercise the rights granted for the IBR Technology, or the exercise of such rights is for any other reason not infringing the third party Intellectual Property, this Agreement shall not terminate upon such notice but shall remain in effect.

          (vi) IBR shall, notwithstanding anything contained in clauses (i) and
               (ii), be entitled, at its own expense, to appoint counsel and to conduct, on its behalf only, the defence of any such Infringement Action brought against IBR or MOM, or to, in any case, participate in any Infringement Action at its own expense with counsel of its own choosing.

     (b) In the event a third party is allegedly infringing any of the Patents, the Improvements or the Technical Information, including, without limitation, any such allegation which may be made in connection with an Infringement Action, then the prosecution of any Actions against any such third party (an "IBR ENFORCEMENT ACTION") shall be handled as follows:

          (i) Where the alleged infringement(s) complained of in any such IBR Enforcement Action, if proven, would infringe upon any of the rights granted to MOM pursuant to Article 2 of the Agreement (collectively, "MOM'S RIGHTS"), then MOM shall have the right (but not the obligation) to commence, conduct and shall, if it exercises such right, bear all expenses of such Action and IBR shall be entitled to receive copies of all pleadings, applications, affidavits, settlement offers and other material filed in court or provided to MOM with respect to any such IBR Enforcement Action. IBR shall, at MOM's request and expense, join as a claimant in any IBR Enforcement Action. MOM shall, at IBR's request, add IBR as a claimant in any such action for the purpose of any claims that IBR may have in respect of such alleged infringement.

          (ii) If MOM does not promptly and within 15 days of any request by IBR initiate an IBR Enforcement Action in respect of any alleged infringement which, if proven, would infringe upon any of MOM's Rights, IBR shall be entitled, upon written notice to MOM and at its own expense, to appoint counsel and to conduct, on its own behalf, the prosecution of such IBR Enforcement Action, and shall be entitled, in any case, to participate in any such IBR Enforcement Action at its own expense with counsel of its own choosing.

          (iii) Each Party shall cooperate with the other Party and its counsel in the conduct of any IBR Enforcement Action, including, without limitation, by: (i) where necessary, being a party to the proceedings; (ii) making any officer, employee or other Affiliate of such Party, as may be reasonably relevant, available, on reasonable notice, to be interviewed, examined or deposed or to give testimony in any proceeding; (iii) providing counsel of the other Party with all relevant documents; (iv) providing sworn or unsworn statements, affidavits, declarations and other pleadings necessary or appropriate to the conduct of any IBR Enforcement Action which can only reasonably be provided by them; and (v) responding promptly to any reasonable request related to the prosecution of any IBR Enforcement Action.

          (iv) MOM shall bear IBR's cost and expenses of the conduct of the prosecution of an IBR Enforcement Action under Section 1(b)(ii) of this Schedule.

          (v) Where an IBR Enforcement Action is successful, the Party or Parties who have borne the cost of the prosecution of the same shall be entitled to recover all its costs and expenses from any Recoveries. Where MOM has had conduct of any IBR Enforcement Action, the balance of the Recoveries shall be paid out to IBR. Where IBR has had conduct of any such IBR Enforcement Action, the balance of any such Recoveries shall thereafter be retained by IBR.

          (vi) No IBR Enforcement Action shall be settled or compromised by MOM, nor shall any injunction be consented to by MOM, without the prior written consent of IBR, acting reasonably and without undue delay. IBR may take any actions or steps as it, in its own and absolute discretion, deems necessary or desirable with respect to any IBR Enforcement Action.

                                   SCHEDULE F

                       FORM OF CONFIDENTIALITY AGREEMENTS

          This Agreement is made this _____________ between ______________ (the "COMPANY") with an office at _____________ and ____________________ (the
"EMPLOYEE") with an address at ___________________.

          WHEREAS, the Employee is or will become an employee of the Company and in connection with the Employee's employment, the Employee has or will acquire certain information (the "INFORMATION") regarding the Company and its products, practices and business, part or all of which is confidential and proprietary.

          NOW, THEREFORE, in consideration of the Company continuing the engagement of the Employee and other good and valuable consideration, the parties agree as follows:

1. DISCLOSURE: The Company may disclose Information to the Employee, which Information the Company considers in its discretion is required by the Employee to perform the duties of the Employee as an employee of the Company (the "DUTIES"). Nothing in this Agreement obligates the Company to make any particular disclosure of Information.

2. PROPERTY: The Information will at all times remain the exclusive property of the Company and the Employee will hold the Information in trust and confidence for the Company. This Agreement does not grant to the Employee any interest, license or right, by implication or otherwise, respecting the Information, other than as expressly set out in this Agreement.

3. CONFIDENTIALITY: The Employee agrees to abide by the following rules with respect to the Information:

     (a) without the Company's prior written consent, the Employee will not use the Information in any manner except as reasonably required for the performance of the Duties and then, only for the benefit of the Company;

     (b) the Employee will keep the Information in confidence and not disclose it to any of the Employee's Representatives (which for the purposes of this Agreement will include the Employee's agents, employees, representatives, managers, and financial, professional, legal and other advisors, and all entities affiliated with the Employee and the agents, employees, representatives, managers, affiliates and financial, professional, legal and other advisors of those affiliated entities), except to the extent necessary for the performance of the Duties, and the Employee will be responsible for any breaches of this Agreement by any of the Employee's Representatives;

     (c) the Employee will not disclose or give access to the Information to any third parties, except with the Company's prior written consent;

     (d) the Employee will inform any of the Employee's Representatives or third parties having access to the Information of its confidential nature and ensure that they maintain the confidentiality of the Information in accordance with the terms of this Agreement;

     (e) if requested, the Employee will require any of the Employee's Representatives who have access to the Information, and any third person to whom the Information is disclosed with the Company consent, to sign a written confidentiality agreement in favour of the Company on terms and conditions substantially as set out in this Agreement and as approved by the Company in writing; and

     (f) the Employee will not copy or reproduce any of the Information except as required to perform the Duties and the Employee will exactly replicate all copyright and other proprietary notifications on all copies or reproductions of the Information;

     (g) the Employee will guard and monitor the Information with utmost care and diligence and handle the Information in accordance with the Company's policies and guidelines for the protection of the Information.

4. RETURN OF INFORMATION: Upon demand by the Company or termination of the Employee's employment with the Company by either the Company or the Employee, with or without cause, whichever is earlier, the Employee will immediately cease use of the Information and return to the Company all copies, whether written, in the form of computer data or otherwise, of the Information and all other documents and materials prepared by the Employee or for the Employee which include or refer to the Information and the Employee will delete all of the Information from the Employee's computer system, retrieval systems and databases. The Employee will require the Employee's Representatives and all third parties to whom the Employee have provided Information to comply with this paragraph and, if requested by the Company, the Employee will provide the Company with a statutory declaration of the Employee confirming that the Employee, the Employee's Representatives and those third parties have complied with this paragraph.

5. NON-CONFIDENTIAL INFORMATION: The Employee's obligations under paragraphs 3 and 4 will not apply to Information:

     (a) which at the time of disclosure by the Company to the Employee is readily available to the trade or to the public, or which subsequently becomes readily available to the trade or the public through no act or omission by the Employee;

     (b) which is lawfully and in good faith obtained by the Employee from an independent third party without breach of this Agreement, as shown by evidence sufficient to establish the third party as the source of the Information, and not obtained by the third party from the Company; or

     (c) which the Employee can show, by written records or other tangible evidence, was in the Employee's possession prior to the disclosure of that Information by the Company to the Employee.

6. DISCLOSURE REQUIRED BY LAW: The Employee will not be in breach of the Employee's obligation not to disclose any of the Information if that disclosure is required by law, a court order or similar proceedings, provided that the Employee gives the Company as much notice as is reasonably possible in the circumstances prior to disclosing any of the Information and the Employee co-operates with the Company in any application, proceedings or other action the Company may undertake to obtain a protective order or other means of protecting the confidentiality of the Information required to be disclosed.

7. INDEMNIFICATION: The Employee acknowledges that the Information is the Company's property and of economic value to the Company and that disclosure of any of the Information to the Company's competitors or the general public would be highly detrimental to the Company's best interests. The Employee agrees to defend and hold the Company, its licensees, employees, officers and agents, harmless against and from any loss or damage (including legal fees) incurred or suffered by the Company, its licensees, employees, officers and agents and caused directly or indirectly by the disclosure or use of the Information by the Employee or any of the Employee's Representatives contrary to the terms of this Agreement.

8. IRREPARABLE HARM: The Employee acknowledges that any breach of this Agreement will cause the Company irreparable harm that cannot be reasonably or adequately compensated in damages and agrees that the Company is entitled to injunctive and other equitable relief to prevent the breach of this Agreement without in any way waiving any of the Company's rights or remedies that the Company may have for damages or otherwise.

9. NON-COMPETITION: The Employee covenants and agrees with the Company that the Employee shall not for a period of two years from the date of this Agreement (the "RESTRICTED PERIOD"), either alone or in partnership or in conjunction with any person, firm, association, syndicate, corporation, joint venture, partnership, limited partnership or entity other than the Company, as principal, agent, general partner, limited partner, director, officer, trustee, investor, shareholder, consultant, employee or in any other manner whatsoever, directly or indirectly:

     (a) carry on, be engaged in, be interested in, be concerned with, advise, consult, lend money to, or guarantee the debts or obligations of or permit the Employee's name or any part thereof to be used or employed by any business within the Territory of New York, New Jersey or Connecticut which is the same as or substantially similar to, or in any way competitive with, the Company;

     (b) assist any person, whether in a financial, managerial, employment, advisory, as shareholder, owner, partner, providing information to or in any other capacity or manner, to engage in a business substantially similar to all or any part of the business carried on by the Company;

     (c) divert, take, solicit, accept or attempt to divert or take, on behalf of the Employee or any other person, any customer or potential customer or supplier or potential supplier of the Company as of the date of this Agreement, the 12 month period prior to the date of this Agreement or during the Restricted Period;

     (d) induce, influence or attempt to induce or influence, on behalf of the Employee or any other person, any person who is an employee of the Company as of the date of this Agreement, the 12 month period prior to the date of this Agreement or during the Restricted Period, to terminate his or her employment with the Company; or

     (e) employ or offer to employ any person who is an employee of the Company or who was an employee of the Company as of the date of this Agreement, the 12 month period prior to the date of this Agreement or during the Restricted Period;

provided that the Employee may own, directly or indirectly, solely as an investment, securities of any corporation that are publicly traded on a recognized stock exchange or traded in an over-the-counter-market in Canada or the United States, so long as the Employee does not own more than 5% of the issued equity shares of the corporation or is not a member of a group that controls the corporation.

10. NO DEPRIVATION OF LIVELIHOOD: The Employee hereby represents to the Company that the observance of the terms of this Agreement will not deprive the Employee of the ability of the Employee to earn a livelihood.

11. WAIVER OF MORAL RIGHTS: The Employee hereby waives and relinquishes in favour of the Company and its successors, assignees and licensees "all moral", "author's" and analogous rights to which the Employee may now or in the future be entitled in connection with all works and future contributions thereto created by the Employee in the performance of the Duties.

12. NOTICE OF BREACH: The Employee will promptly notify the Company of any actual or threatened breach under any of the terms of this Agreement or any unauthorized communication, disclosure or use of any of the Information of which the Employee has actual knowledge.

13. TERM: This Agreement is for an indefinite term. Except with the Company's prior written consent, the Employee's obligations under this Agreement will not be in any way diminished or otherwise effected for any reason whatsoever, including the completion or abandonment of the Duties or the purpose for which the Employee has represented to the Company that the Information would be used in connection with the Employee's employment by the Company or the breach or termination of any other obligation in connection with the Employee's employment.

14. FURTHER ASSURANCES: Each of the parties shall execute all further documents and instruments and do all further and other things as may be necessary to implement and carry out the terms of this Agreement.

15. CONSENT: Where the consent or approval of a party is required under this Agreement, that party may give or refuse that consent or approval in its absolute discretion, arbitrarily and without reason.

16. NON-WAIVER: No condoning, excusing or waiver by any party of any default, breach or non-observance by any other party will operate as a waiver of that party's rights in respect of any continuing or subsequent default, breach or non-observance, or so as to defeat or affect in any way the rights of that party in respect of any continuing or subsequent default, breach or non-observance, and no waiver will be inferred from or implied by anything done or omitted to be done by the party having those rights.

17. NO ASSIGNMENT: This Agreement may not be assigned by the Employee without the prior written consent of the Company.

18. SEVERALBILITY: If any provision of this Agreement is held invalid or unenforceable in accordance with its express terms in any legal proceeding in any jurisdiction, it shall, as only to that jurisdiction, be separate, severable and distinct from each and every other obligation or duty and shall not affect the validity and enforceability of any other part of this Agreement.

19. GOVERNING LAW: This Agreement is governed by the applicable laws in the State of New York.

20. SUBMISSION TO JURISDICTION: Each party attorns irrevocably and unconditionally to the non-exclusive jurisdiction of the Courts of the Republic of New York, and Courts entitled to hear appeals therefrom, in respect of any action, suit or proceeding arising from, or relating to, this Agreement.

21. ENUREMENT: This Agreement shall enure to the benefit of and shall be binding upon the parties and their respective heirs, executors, administrator, successors and assigns.

22. FACSIMILE/COUNTERPARTS: This Agreement may be executed in one or more counterparts or facsimile counterparts, each of which when executed and delivered by facsimile or otherwise, shall be deemed to be an original, and all of which together shall constitute one and the same document.

23. INDEPENDENT LEGAL ADVICE: The Employee acknowledges that the Company has advised the Employee to obtain and has given the Employee sufficient opportunity to obtain independent legal advice with respect to this Agreement prior to the execution of this Agreement by the Employee.

          IN WITNESS WHEREOF this Agreement has been duly executed by each of the parties hereto with effect as of the day and year first above written.


-------------------------------------


By:
    ---------------------------------
    Authorized Signatory

[THE EMPLOYEE]


-------------------------------------
Name

                                   SCHEDULE G

                         DISPUTE RESOLUTION PROVISIONS

                                  (SECTION 26)

(a)  MEDIATION

If any dispute, disagreement, claim or controversy arises between the Parties out of any provision of the Agreement, except in relation to all patent and intellectual property matters, which is not resolved under Article 19 of the Agreement, and including any alleged breach of the Agreement (in each case, a "DISPUTED MATTER"), such Disputed Matter shall be submitted to the following mediation process:

     (i) Internal Mediation. The Disputed Matter shall first be referred jointly to two designees, one of each of IBR and MOM. If such designees do not agree upon a decision within 7 days after referral of the matter to them, the Parties shall proceed to the next stage of the dispute resolution procedure.

     (ii) Outside Mediation. Upon written notice and within 7 days after the conclusion of the internal mediation described in Section (a)(i) above, providing neither IBR nor MOM has given notice that it elects to submit the Disputed Matter to arbitration pursuant to Section (b) hereof, either MOM or IBR may elect to utilize a non-binding dispute resolution procedure whereby each Party presents its case at a hearing (the "HEARING") before a panel consisting of a senior executive of MOM, a senior executive of IBR and a mutually acceptable neutral adviser. If MOM or IBR elects to utilize outside mediation, the other Party agrees to participate in such mediation, unless such other Party elects to submit the Disputed Matter to arbitration pursuant to Section (b) hereof. The Hearing will occur in Vancouver no more than 5 days after MOM or IBR serves written notice to use outside mediation. Each Party may be represented at the Hearing by lawyers. If the matter cannot be resolved at such Hearing by the Parties, the neutral adviser may be asked by either IBR or MOM to assist in evaluating the strengths and weaknesses of each Party's position on the merits of the Disputed Matter. Within 5 days after the Hearing, the senior executive of MOM and the senior executive of IBR shall meet and try again to resolve the matter. If the matter cannot be resolved at such meeting, the Parties' only recourse is formal binding arbitration as provided for in Section (b) below. The outside mediation proceedings will have been without prejudice to the legal position of any affected Party. Each Party shall each bear their respective costs incurred in connection with this procedure, except that they shall share equally the fees and expenses of the neutral adviser and the costs of the facility for the Hearing.

(b)  ARBITRATION

Upon written notice and within 7 days after the conclusion of the internal mediation described in Section (a)(i), either MOM or IBR may elect to submit the Disputed Matter to arbitration. In any case, in the event that outside mediation pursuant to Section (a)(ii) fails to resolve the Disputed Matter, such Disputed Matter shall be submitted to, and determined by, arbitration. Each such arbitration shall proceed in accordance with the rules then obtaining of the British Columbia International Commercial Arbitration Centre ("BCICAC") insofar as such rules are not inconsistent with the provisions expressly set forth in this Agreement, unless the parties mutually agree otherwise, and pursuant to the following procedures:

     (i) Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with the BCICAC.

     (ii) Such arbitration shall be conducted by a panel of three arbitrators appointed as follows: one arbitrator (the "MOM APPOINTEE") shall be appointed by MOM, one arbitrator (the "IBR APPOINTEE") shall be appointed by IBR and one arbitrator (the "INDEPENDENT ARBITRATOR") shall be jointly selected by the MOM Appointee and the IBR Appointee. MOM and IBR shall each appoint their respective Appointee within 7 days after a Disputed Matter is submitted to arbitration. If the MOM Appointee and the IBR Appointee are unable to agree upon an Independent Arbitrator within 7 days after the appointment of the second of such Appointees to be appointed, then such Independent Arbitrator shall be appointed by the BCICAC, who shall be requested to appoint a person familiar with technology licenses and joint ventures in general, and preferably thermophylic digestion technology in particular.

     (iii) A determination by a majority of the panel of three arbitrators shall be binding on the Parties.

     (iv) Reasonable discovery shall be allowed in arbitration.

     (v) The Parties shall be entitled to be represented at the arbitration by legal counsel and shall be entitled to adduce evidence.

     (vi) The governing law shall be as specified in the Agreement.

     (vii) Unless otherwise agreed by the Parties, all arbitration proceedings shall be held in Vancouver, British Columbia, Canada.

     (viii) Each Party agrees to comply with any award made in such proceeding that has become final and to the entry of a judgment in accordance with applicable Law in any court having jurisdiction thereof upon any award rendered in such proceeding that has become final.

     (ix) The decision of the arbitrators shall be tendered within 30 days of the final submission of the Parties in writing or in a hearing before the arbitrators.

     (x) Each such arbitration award that has become final shall be conclusive and binding upon the Parties and shall not be appealable.

     (xi) Legal fees, costs and other out-of-pocket expenses may be awarded by the arbitrators in their discretion to the Party that prevails in any such arbitration, provided that each Party shall pay its own expenses pending the awarding thereof to the Party that prevails in any such arbitration.

The foregoing agreement to arbitrate shall be specifically enforceable and the award rendered by the arbitrators shall be final and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.